Exhibit 99.1

AITX Outlines Product Development Roadmap Targeting Six Hardware
Releases and Nine Software Initiatives

Roadmap Covers New Hardware, SARA, Software Integrations, Applications and
Platform Upgrades Currently in Development

Detroit, Michigan, July 27, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today outlined its current product development roadmap, which targets six hardware product releases and nine software development and launch initiatives over the coming months.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
15 PRODUCT INITIATIVES
THE NEXT WAVE IS COMING
AUG
2026
SEP
OCT
NOV
DEC
JAN
DEC
NOV
OCT
DEC
NOV
DEC
JAN
FEB
2027

The roadmap spans multiple areas of the RAD ecosystem and includes both new products and further development of existing platforms. The Company expects to announce the individual products and initiatives separately as their development, testing and release plans are finalized.

On the hardware side, the roadmap includes six targeted releases involving new products and advancements to existing RAD platforms. The Company is not identifying the individual hardware projects at this time for competitive reasons.

The nine software initiatives fall within the following categories, certain of which comprise more than one initiative:

  A SARA™ related release;
  A software integration;
  A separate software project designed to enable selected third-party hardware within the RAD ecosystem;
  A new application;
  An upgrade to an existing software application;
  Additional software upgrades; and
  Further advancements involving SARA analytics and capabilities.

These categories are intended to provide a high-level view of the Company's current development activity and do not constitute formal product announcements, commitments regarding commercial availability or financial guidance.

"Every initiative included in this roadmap is currently under active development," said Steve Reinharz, CEO, CTO and founder of AITX. "Each has been in development for a period of months and, in several cases, longer. Based on the development work already completed and the progress reported to me by our development teams, I believe the roadmap reflects a sound direction for the Company."

Reinharz continued, "That confidence should not be interpreted as a guarantee that every project will be released in its currently targeted month. Product development, testing, manufacturing, supply-chain considerations, technical integration, partner coordination, financing and changing business priorities can all affect scope and timing. These are management's current targets, not promises."

The Company's present roadmap anticipates that August 2026 will begin the announcement and software-release cadence. September and October 2026 are currently expected to represent the busiest combined software window, with hardware releases also beginning during that period. November 2026 is presently targeted as the most active hardware-release month, while software activity is expected to continue through December 2026. One additional hardware release is currently targeted for February 2027.

Certain development and release windows overlap, and individual initiatives may move from one month into another as development and testing continue. The Company intends to provide additional information regarding each product or initiative when it determines that the applicable scope, timing and public positioning are sufficiently developed.

The roadmap includes products at different stages of development. Accordingly, the Company cannot provide assurance that all six hardware releases or all nine software initiatives will be completed, commercially launched or made available within the currently targeted periods or at all.

In a weekly video accompanying this announcement, Reinharz presented the update through a disclosed AI-generated version of his likeness and voice. The video presents the same information as this press release and does not contain any material information that is not set forth herein.

"I still prefer recording these updates in person, but a weekly video can take approximately two hours to set up, record and complete," Reinharz added. "We are currently extremely busy with product development, innovation and release planning. Using a clearly disclosed AI-generated presentation this week lets our team stay focused on product development."

The accompanying weekly update is available through AITX's official YouTube channel at: www.tinyurl.com/aitx-260725.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

Artificial Intelligence Technology Solutions, Inc. is a developer and operator of AI-driven security and productivity solutions for enterprise clients. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries. Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.radm.ai, www.stevereinharz.com, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company's product development roadmap; the number, scope, functionality and content of the hardware products and software initiatives described herein; the anticipated timing of development, testing, announcement, release and commercial availability of those products and initiatives; the expected cadence of product announcements; management's expectations regarding the roadmap; and the potential benefits, capabilities, customer adoption or revenue associated with any product or initiative. Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that some or all of the described hardware or software initiatives are delayed, reduced in scope, redesigned, deprioritized or abandoned; the risk that development or testing does not result in a commercially viable product; delays or failures in engineering, integration, manufacturing, component availability, supply chain, international transportation, customs and import processing, third-party partner or vendor coordination, customer site preparation, commissioning or acceptance; the risk that released products do not achieve customer acceptance, deployment or revenue; the Company's ability to obtain financing on acceptable terms or at all and the dilutive effect of any such financing; the Company's history of operating losses and its ability to continue as a going concern; competition and rapid technological change; the Company's ability to protect its intellectual property; evolving laws, regulations and standards applicable to artificial intelligence, synthetic media and autonomous systems; cybersecurity and data privacy risks; dependence on key personnel; customer concentration; and the other risks described in the Company's most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

Except as required by law, the Company undertakes no obligation to update the roadmap or to announce whether any initiative described herein has been modified, delayed, reduced in scope or discontinued. Product releases, if completed, may not have the scope or functionality currently contemplated and may not result in customer adoption, deployments or revenue.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which the Company considers its primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/